Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 8, 2022, with respect to the consolidated financial statements of Orchestra BioMed, Inc. included in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-266660) and related Prospectus of Health Sciences Acquisitions Corporation 2 for the registration of 31,637,180 shares of its common stock and 2,328,261 warrants.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

October 21, 2022